UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2004

Broder Bros., Co.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Michigan	333-110029	38-1911112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. Hunting Park Avenue, Philadelphia, PA 19124

(Address of Principal Executive Offices, including Zip Code)

(215) 291-6140

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01	Regulation FD Disclosure.

On November 17, 2004, Broder Bros., Co. (“Broder”) announced a proposed offering of $50,000,000 principal amount of 11 1/4 % Senior Notes due 2010 (the “Notes”) pursuant to a private placement under Rule 144A and Regulation S of the Securities Act of 1933. The net proceeds of this offering will be used to repay a portion of the outstanding indebtedness under Broder’s revolving credit facility and to pay related fees and expenses.

Exhibit 99.1 of this Current Report on Form 8-K contains certain information regarding Broder and its business that has not been previously publicly reported and is being furnished to the Commission in order to satisfy Broder’s obligations under Regulation FD. The furnishing of this information shall not be deemed to be an admission that all or any portion of it is material.

The Notes are not registered under the Securities Act of 1933, or any state securities laws. Therefore, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws. This Form 8-K is neither an offer to sell nor a solicitation of any offer to buy the Notes.

The information in this Form 8-K (including the exhibits hereto) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K (including the exhibits hereto) shall not be incorporated by reference in any other filing under the Securities Exchange Act of 1934 or Securities Act of 1933 except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits (furnished pursuant to Item 7.01)

99.1  Current Information Regarding Broder Bros., Co.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 17, 2004.

BRODER BROS., CO.

/S/ DAVID J. HOLLISTER

Date: November 17, 2004	By:	David J. Hollister

	Its:	Chief Financial Officer and Secretary

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